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                                                                    EXHIBIT 10.O
                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN
                                NOVEMBER 18, 1998






1. ESTABLISHMENT. JOHNSON CONTROLS, INC, a Wisconsin corporation (the "Company"), hereby establishes a plan, as described herein, for the members of its Board of Directors (the "Board") who are not officers or employees of the Company, or any of its subsidiaries (the "Outside Directors"), which plan shall be known as the JOHNSON CONTROLS, INC. DIRECTOR SHARE UNIT PLAN (the "Plan").

2. PURPOSE. The purpose of the Plan is to advance the Company's growth and success, and to advance its interests, by attracting and retaining well-qualified Outside Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of the Company's business, thereby aligning their interests more closely with the interests of shareholders.

3. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is the date of its approval by the Board or November 18, 1998.

4.       ADMINISTRATION.

               (a) Subject to review by the Board, the Plan shall be
                   administered by the Directors Committee of the Board; provided, however, that if the requisite number of members of the Directors Committee of the Board are not Non-Employee Directors (as defined below), then the Plan shall be administered by a committee, all of the members of which are Non-Employee Directors, appointed by the Board and consisting of two or more Non-Employee Directors with full authority to act (the "Committee"). As used herein, the term "Non-Employee Director" means a person who is so defined for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, or any successor provision.

               (b) Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to the extent provided by law. Such interpretation by the Committee of any provision of the Plan or any related documents shall be final.

               (c) Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

               (d) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.



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                             JOHNSON CONTROLS, INC.
                            DIRECTOR SHARE UNIT PLAN
                                NOVEMBER 18, 1998


5. RETIREMENT ACCOUNTS. Each Outside Director shall have an account under this Plan which shall be deemed the Outside Director's "Retirement Account." An Outside Director's Retirement Account shall be credited with "Share Units" and otherwise subject to adjustment as follows:

               (a) Conversion of Accrued Benefits. For each Outside Director of the Company as of December 1, 1998, the Committee shall calculate the value of such Outside Director's accrued benefits under the Company's Director Retirement Plan as of September 30, 1998. Each such Outside Director's Retirement Account shall be credited with a number of Share Units equal to the result obtained by (i) dividing (A) the value of such Outside Director's accrued benefits under the Company's Director Retirement Plan as of September 30, 1998 by (B) the Stock Price (as defined below) as of the first trading day in December 1998 and (ii) rounding the quotient to the nearest multiple of 100. For purposes of this Plan, the term "Stock Price" shall mean the closing sale price of a share of Common Stock (as defined below) on the New York Stock Exchange, Inc. (the "NYSE") on the date in question. For purposes of this Plan, the term "Common Stock" shall mean the Company's common stock, $0.16 par value.

               (b) Annual Credit of Share Units. On the Effective Date, and
                   thereafter on the date of each succeeding regular meeting of the Board held in November, the Retirement Account of each person who is then an Outside Director shall be credited with a number of additional Share Units equal to the result obtained by (i) dividing (A) $25,000 by (B) the Stock Price as of the first trading day in the December in question and
                   (ii) rounding the quotient to the nearest multiple of 100 (the "Annual Credit").

               (c) Interim Election. Any Outside Directors whose election to the
                   Board is first effective at any time other than the regular meeting of the Board held in November shall have credited to his or her Retirement Accounts a proportionate share of the Annual Credit at the time of effectiveness of his or her election.

               (d) Cash Dividends and Share Accounts. Whenever cash dividends are paid by the Company on outstanding Common Stock, on the payment date therefor the Retirement Account of each person who then has Share Units credited to his or her Retirement Account shall be credited with a number of additional Share Units equal to the result obtained by (i) dividing (A) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Share Units in such Retirement Account on the record date for the dividend by (B) the Stock Price as of the closing prince on last business day of such quarter, and (ii) rounding the quotient up to the next whole number.

               (e) Adjustment Provisions. In the event of any change in the shares of the Common Stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares, or otherwise, each


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                             JOHNSON CONTROLS INC.
                            DIRECTOR SHARE UNIT PLAN
                               NOVEMBER 18, 1998


                   Retirement Account shall be appropriately adjusted by the Committee, but any such adjustment to each Retirement Account shall be only such as is necessary to maintain the proportionate interest of the Outside Director and preserve, without exceeding, the value reflected by the Outside Director's Retirement Account.

               (f) Payment. Upon a Retirement Payment as provided in Section 6, the number of Share Units in an Outside Director's Retirement Account shall be adjusted pursuant to Section 6.

6.       PAYMENT.

               (a) Distributions. An Outside Director's Retirement Account shall become payable as soon as practicable following the earliest of (i) the retirement date selected by the Outside Director,
                   (ii) the Outside Director's death, (iii) the Outside Director's total and permanent disability, as determined by the Committee, or (iv) any other event whereby the Outside Director ceases to serve on the Board (the earliest such date, the "Payout Date").

               (b) Form of Payments. All payments from an Outside Director's
                   Retirement Account shall be made in cash in an amount determined pursuant to subsections (c) and (d) (the "Retirement Payment").

               (c) Manner of Payments. Each Outside Director shall elect to receive his or her Retirement Payment either in a lump sum or in ten annual installments; provided, however, that (i) any such election (including any change to an outstanding election) must be made no later than the date one year prior to the date of the director's voluntary retirement from the Board, if any, and (ii) if the Outside Director fails to make this election, then his or her Retirement Payment shall be made in a lump sum. In the event of an Outside Director's death either during or after his or her Board service, payment of any remaining portion of the Retirement Payment will be made in a lump sum, pursuant to subsection (e), as soon as practicable following the Outside Director's death.

               (d) Amount of Payments.

                   (i) The amount of cash for each Outside Director receiving his or her Retirement Payment in a lump sum shall be determined by multiplying the number of Share Units in the Outside Director's Retirement Account by the Stock Price for the first trading day after the Payout Date. Upon payment of this lump sum, the Outside Director's Retirement Account balance shall be reduced to zero.

                   (ii) The amount of each cash installment for each Outside
                        Director receiving his or her Retirement Payment in ten annual installments shall be determined by (A) dividing
                        (1) the number of Share Units remaining in each Outside Director's Retirement Account immediately prior to the time of the installment payment in question by (2) the number of remaining annual installments (including the installment in question) and (B) multiplying that quotient by the Stock Price on the


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                             JOHNSON CONTROLS INC.
                            DIRECTOR SHARE UNIT PLAN
                               NOVEMBER 18, 1998


                   first trading day after the Payout Date or anniversary date of the Payout Date for the year in which the installment payment in question is paid, as the case may be. Upon the payment of an annual installment, the number of Share Units remaining in each Outside Director's Retirement Account shall be reduced by subtracting the quotient determined pursuant to clause (A) above from the Outside Director's Retirement Account.

                   Designation of Beneficiary. Each Outside Director entitled to payment hereunder from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently, or successively) to whom any such Retirement Payment is to be paid in case of the Outside Director's death before receipt of any or all of such Retirement Payment. Any designation will revoke all prior designations by the Outside Director, shall be in a form prescribed by the Company and will be effective only when filed by the Outside Director or former Outside Director, during his or her lifetime, in writing with the Secretary of the Company. References in this Plan to an Outside Director's "beneficiary" at any date shall include such persons designated as concurrent beneficiaries on the Outside Director's beneficiary designation form then in effect. In the absence of any such designation, any balance remaining in an Outside Director's or former Outside Director's retirement account at the time of the Outside Director's death shall be paid to such Outside Director's estate in a lump *sum.

7.       TERMS AND CONDITIONS.

               (a) No Assets. No stock, cash or other property will be
                   deliverable to an Outside Director in respect of the Outside Director's Retirement Payment until the date or dates identified pursuant to Section 6, and all Retirement Accounts shall be reflected in one or more unfunded accounts established for the Outside Director by the Company. Payment of the Company's obligation will be from general funds, and no special assets (stock, cash or otherwise) have been or will be set aside as security for this obligation.

               (b) No Transfers. An Outside Director's rights to payments under
                   Section 6 are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by an Outside Director's creditors or the creditors of his or her beneficiaries, whether by operation of law or otherwise, and any attempted sale, transfer, assignment, pledge, or encumbrance with respect to such payment shall be null and void, and shall be without legal effect and shall not be recognized by the Company.

               (c) Unsecured Creditor. The right of an Outside Director to receive payments under Section 6 is that of a general, unsecured creditor of the Company, and the obligation of the Company to make payments constitutes a mere promise by the Company to pay such benefits in the future. Further, the arrangements contemplated by this Plan are intended to be unfunded for tax purposes and for purposes of Title I of ERISA.


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                             JOHNSON CONTROLS INC.
                            DIRECTOR SHARE UNIT PLAN
                               NOVEMBER 18, 1998



          (d) Retention as Director. Nothing contained in the Plan shall interfere with or limit in any way the right of the shareholders of the Company to remove any Director from the Board, nor confer upon any Director any right to continue in the service of Company as a Director.

8. TERMINATION AND AMENDMENT OF PLAN. The Board may at any time terminate the Plan. The Board may amend the Plan as it shall deem advisable; provided, however, that (a) the Board may not amend the Plan more than once every six months, other than amendments the Board deems necessary or advisable to assure the conformity of the Plan with any requirements of state and federal law or regulations now or hereafter in effect, and (b) no amendment shall affect adversely any of the rights of any Outside Director, without such Outside Director's consent, under any election theretofore in effect under the Plan.

9. RIGHTS AS A SHAREHOLDER. An Outside Director shall have no rights as a shareholder with respect to Share Units granted under this Plan.

10. GOVERNING LAW. The Plan, all credits hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the state of Wisconsin, to the extent not otherwise governed by the Internal Revenue Code or the laws of the United States.

11. UNFUNDED PLAN. This Plan shall be unfunded. No person shall have any rights greater than those of a general creditor of the Company.

12. WITHHOLDING. The Company shall have the right to deduct from all amounts deferred pursuant to this Plan and/or payments made under the Plan any federal, state, or local income taxes or FICA required to be withheld with respect to such compensation. Each Outside Director shall be entitled to irrevocably elect to have the Company withhold such amounts from his or her Retirement Payment, equal to the amount required to be withheld.

13. CHANGE OF CONTROL. Anything in this Plan to the contrary notwithstanding, each Outside Director's Retirement Account shall become payable in cash in a lump sum upon the occurrence of a Change of Control (as such term is defined in the Johnson Controls, Inc. 1992 Stock Option Plan, as amended). The amount of cash shall be determined by multiplying the number of Share Units in the Retirement Account by the Stock Price as of the last trading day prior to the occurrence of a Change of Control.

14. HEADINGS. The headings of sections and subsections herein are included solely for the convenience of reference and shall not affect the meaning of any of the provisions of the Plan.




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